UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2006

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

 Washington, United States

(State or other jurisdiction of incorporation or organization)

13-4093341

(I.R.S. Employer ID Number)

3100 W. Ray Road, Ste 130, Chandler, AZ  85226

(Address of principal executive offices) (Zip code)

480-963-8800

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Directors and Appointment of Principal Officers

On July 1, 2006, the Board of Directors of Sonoran Energy, Inc. (the "Company") appointed Frank T. Smith, Jr. as the Company's new Executive Vice-President and Chief Financial Officer.  Mr. Smith replaces John "Jack" Hodgson who had been serving as the Company's Interim Chief Financial Officer since January 2006.

From 2004 to June 30, 2006, Mr. Smith served as Senior Vice-President/Finance and Corporate Secretary for Remington Oil and Gas Corporation in Dallas, Texas.  From 1997 through 2003, Mr. Smith served as Executive Vice-President and Manager of Energy Lending for the Bank of Texas, N.A. in Dallas, Texas.  Prior to Mr. Smith time with the Bank of Texas, he spent seven years at The First National Bank of Boston, serving as Vice-President, Asset Recovery Director and then as Director, Energy and Utilities Division.  Mr. Smith also served as Executive Vice-President of Texas Commerce Bank and as Vice-President and Divisional Manager, Houston Regional for Continental Illinois National Bank & Trust Co.  Mr. Smith earned his B.S. and M.Ed. degrees from the University of Delaware and an M.B.A., Corporate Finance and Banking, from The Wharton School at the University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2006

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President and Chief Executive Officer